Exhibit 99.1

NEWS RELEASE for August 3, 2006 at 4:00 pm EDT
Contact:	Allen & Caron	PhotoMedex, Inc.
	Matt Clawson (investors)	Dennis McGrath, CFO
	949-474-4300	215-619-3287
	matt@allencaron.com	info@photomedex.com

PHOTOMEDEX ANNOUNCES SECOND QUARTER 2006 RESULTS

XTRAC® Procedures Increase by 55% from Prior Year Second Quarter
Sequentially Company Gross Profit Increases 19%; Bottom Line Improves 43%

MONTGOMERYVILLE, PA – August 3, 2006 -- PhotoMedex, Inc. (NASDAQ: PHMD) today announced the results of its operations for the second quarter ended June 30, 2006.  Revenues for the second quarter ended June 30, 2006 were $8,223,743, as compared to the revenues for the second quarter ended June 30, 2005 of $8,055,173.

          XTRAC® procedures billed in this year’s second quarter increased 55 percent from 2005 second quarter levels. On a sequential basis, in the second quarter of 2006, XTRAC® revenue rose 25 percent from the levels reported in the first quarter of 2006.

          Jeffrey O’Donnell, PhotoMedex CEO and President, commented, “We are encouraged by continued growth in XTRAC procedures in this year’s second quarter.  Our marketing efforts are having a positive impact in our target areas, and with increased production levels, our margins have improved as planned.  We are pleased with the progress made in the second quarter and are confident that we are on track to achieve our income prior to non-cash charges goal for the year.”

          The net loss for the quarter ended June 30, 2006 was $1,339,931, or $(0.03) per fully diluted share, compared to a net loss for the second quarter of 2005 of $660,651, or $(0.01) per fully diluted share.   This year’s second quarter net loss included charges for stock-based compensation expense of $431,768 and depreciation and amortization of $1,037,416.  Last year’s second quarter loss included depreciation and amortization of $806,358.  There was no employee stock-based compensation expense recorded for the three months ended June 30, 2005 because the adoption of the new accounting standard FAS 123R occurred on January 1, 2006.  A reconciliation of non-GAAP financial measures used in this news release to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures is included below in the section on non-GAAP Measures.

          Revenues for the six months ended June 30, 2006 were $16,304,905, as compared to the revenues for the six months ended June 30, 2005 of $13,038,505.

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          The net loss for the six months ended June 30, 2006 was $3,690,192, or $(0.07) per fully diluted share, compared to a net loss for the first six months of last year of $1,788,763, or $(0.04) per fully diluted share.  This year’s net loss included charges for stock-based compensation expense of $898,559 and depreciation and amortization of $2,054,511.  Last year’s loss for the first six months included depreciation and amortization of $1,332,754.  There was no employee stock-based compensation expense recorded for the six months ended June 30, 2005.

          As of June 30, 2006, the Company had cash and cash equivalents of $4,300,509, including restricted cash of $168,167.

Non-GAAP Measures

          To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex has begun providing certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net loss and non-GAAP loss per fully diluted share.

          PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.

          These non-GAAP measures are provided to enhance investors’ overall understanding of PhotoMedex’s current financial performance and provide further information for comparative information due to the adoption of the new accounting standard FAS 123R.

          Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures that exclude stock-based compensation expense enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

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PHOTOMEDEX ANNOUNCES SECOND QUARTER 2006 RESULTS
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	For the three months ended June 30,		For the six months ended June 30,

	2006	2005	2006	2005

Net loss	$(1,339,931)	$(660,651)	$(3,690,192)	$(1,788,763)
Adjustments
Stock-based compensation per FAS 123R	431,768	—	898,559	—
Depreciation and amortization	1,037,416	806,358	2,054,511	1,332,754
Other non-cash charges	14,718	91,937	87,682	263,548

Total adjustments	$1,483,902	$898,295	$3,040,752	$1,596,302

Non-GAAP adjusted income (loss)	$143,971	$237,644	$(649,440)	$(192,461)

Shares used in computing basic and fully diluted net loss per share	52,622,189	50,859,562	52,399,143	46,322,904

Non-GAAP adjusted loss per fully diluted share	$0.003	$0.005	$(0.012)	$(0.004)

Conference Call and Webcast Details

                    PhotoMedex will hold a conference call to discuss the Company’s second quarter 2006 results on Thursday, August 3 at 4:30 p.m. Eastern Daylight Savings Time.

          To participate in the conference call, dial 877.502.9274 (and confirmation code # 4045966) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, August 3, from 7:30 p.m. ET until midnight on Wednesday, August 16, by dialing 888.203.1112 and using confirmation code # 4045966.

          The live broadcast of PhotoMedex’s quarterly conference call will be available online with an accompanying slide presentation by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex

          PhotoMedex is engaged in the development of proprietary excimer laser and fiber optic systems and techniques directed toward dermatological applications, with FDA approval to market the XTRAC® laser system for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma.  In addition, the Company provides contract medical procedures to hospitals, surgi-centers and doctors’ offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition, as a result of the merger with ProCyte, PhotoMedex now develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena®, a Johnson & Johnson company. ProCyte brands include Neova®, Ti-Silc®, VitalCopper®, Simple Solutions® and AquaSanté®.

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PHOTOMEDEX ANNOUNCES SECOND QUARTER 2006 RESULTS
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SAFE HARBOR STATEMENT

          Some paragraphs of this press release, particularly those describing PhotoMedex’ strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its expected financial return from operations. Factors such as these could have an adverse effect on PhotoMedex’ results of operations. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex and its subsidiaries that they will achieve such forward-looking statements.

TABLES FOLLOW

PHOTOMEDEX ANNOUNCES SECOND QUARTER 2006 RESULTS
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PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

		Three Months Ended June 30,			Six Months Ended June 30,

		2006	2005		2006	2005 *

Revenues		$8,223,743	$8,055,173		$16,304,905	$13,038,505
Cost of sales		4,224,190	4,222,190		8,932,088	6,854,558

Gross profit		3,999,553	3,832,983		7,372,817	6,183,947

Operating expenses:
Selling, general and administrative	[2]	4,946,458	4,197,443		10,306,636	7,418,419
Research and development and engineering		255,179	327,939		497,383	514,910

		5,201,637	4,525,382		10,804,019	7,933,329
Loss from continuing operations before interest expense, net		(1,202,084)	(692,399)		(3,431,202)	(1,749,382)
Other income		—	88,667		—	88,667
Interest expense, net		(137,847)	(56,919)		(258,990)	(128,048)

Net loss	[1,2]	$(1,339,931)	$(660,651)	[1]	$(3,690,192)	$(1,788,763)

Basic and diluted net loss per share		$(0.03)	$(0.01)		$(0.07)	$(0.04)

Shares used in computing basic and diluted net loss per share		52,622,189	50,859,562		52,399,143	46,322,904

[1] Includes depreciation and amortization		$1,037,416	$806,358		$2,054,511	$1,332,754
[2] Includes share-based compensation expense		$431,768	$—		$898,559	$—

* PhotoMedex, Inc. acquired ProCyte Corporation (“ProCyte”) on March 18, 2005 and, as such, the operating results of ProCyte for the six months ended June 30, 2005 include activity from ProCyte from March 19, 2005 through June 30, 2005.

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PHOTOMEDEX ANNOUNCES SECOND QUARTER 2006 RESULTS
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PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2006	December 31, 2005

Assets
Cash and cash equivalents	$4,300,509	$5,609,967
Accounts receivable, net	4,864,419	4,651,080
Inventories	8,162,387	8,047,444
Other current assets	1,146,040	621,372
Property and equipment, net	7,660,217	7,044,713
Intangibles and other assets	23,321,983	22,701,030

Total Assets	$49,455,555	$48,675,606

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$5,736,808	$5,171,387
Other current liabilities	773,032	670,740
Bank and lease notes payable	6,389,089	4,416,451
Stockholders’ equity	36,556,626	38,417,028

Total Liabilities and Stockholders’ Equity	$49,455,555	$48,675,606

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PHOTOMEDEX ANNOUNCES SECOND QUARTER 2006 RESULTS
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PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,339,931)	$(660,651)	$(3,690,192)	$(1,788,763)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,037,416	806,358	2,054,511	1,332,754
Stock-based compensation expense related to employee options and restricted stock	431,768	—	898,559	—
Provision for bad debts	—	108,712	58,246	276,124
Other	14,718	(16,775)	29,436	(12,576)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivables	(126,936)	90,926	(271,585)	232,694
Inventories	(556,675)	181,735	(27,785)	(587,401)
Prepaid expenses and other assets	273,813	243,184	367,049	435,313
Increase (decrease) in:
Accounts payable & other accrued expenses	(581,158)	(1,676,471)	150,078	(2,416,410)
Deferred revenues	64,615	(23,074)	170,707	(105,757)

Net cash used in operating activities	(782,370)	(946,056)	(260,976)	(2,634,022)
CASH FLOWS FROM INVESTING ACTIVITIES:	(1,042,222)	(1,446,288)	(2,132,755)	3,789,271
CASH FLOWS FROM FINANCING ACTIVITIES:	498,622	617,743	1,123,037	473,249

NET INCREASE IN CASH	(1,325,970)	(1,774,601)	(1,270,694)	1,628,498
CASH, AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,458,312	7,287,916	5,403,036	3,884,817

CASH, AND CASH EQUIVALENTS, END OF PERIOD	4,132,342	5,513,315	4,132,342	5,513,315
RESTRICTED CASH	168,167	206,802	168,167	206,802

TOTAL	$4,300,509	$5,720,117	$4,300,509	$5,720,117

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The following table compares unaudited XTRAC® domestic treatment activity and revenues for the last ten quarters:

		(000’s)				(000’s)		(000’s)

Quarterly Treatments		Billed			Unbilled	Deferred		Recognized

		$	tx#	Rate/tx	tx#	$	tx#	$	tx#

2Q06	22,844	$1,409.8	21,365	$65.99	1,479	$(82)	(1,237)	$1,328.2	21,607
1Q06	19,933	$1,220.8	18,760	$65.07	1,173	$(161)	(2,476)	$1,059.6	17,457
4Q05	17,015	$1,020.0	15,264	$66.82	1,751	$(64)	(984)	$956.0	16,031
3Q05	15,690	$916.0	13,876	$66.01	1,814	$103	1,556	$1,018.7	17,246
2Q05	15,503	$901.0	13,811	$65.24	1,692	$(12)	(187)	$889.0	15,316
1Q05	12,418	$750.0	11,304	$66.35	1,114	$(116)	(1,753)	$634.0	10,665
4Q04	14,499	$846.0	12,640	$66.93	1,859	$194	2,760	$1,040.0	17,259
3Q04	13,841	$840.0	12,672	$66.29	1,169	$105	1,597	$945.0	15,438
2Q04	12,688	$821.0	11,878	$69.12	810	$(102)	(1,472)	$719.0	11,216
1Q04	10,737	$675.0	9,647	$69.97	1,090	$(125)	(1,775)	$550.0	8,962

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